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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

            Dated: February 4, 2003


                                    WAM Acquisition GP, Inc.
                                      for itself and as general partner of
                                      LIBERTY WANGER ASSET MANAGEMENT, L.P.


                                    By: /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary

                                    LIBERTY ACORN TRUST


                                    By:  /s/ Bruce H. Lauer
                                         ---------------------------------------
                                             Bruce H. Lauer
                                             Vice President, Treasurer and
                                             Secretary


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